2020 SECOND QUARTER EARNINGS July 30, 2020

® Forward-Looking Statements This presentation contains statements regarding management’s expectations and objectives for future periods (including key factors affecting 2020 non-GAAP core earnings) as well as forecasts and estimates regarding PG&E Corporation’s and Pacific Gas and Electric Company’s (the “Utility”) 2020-2022 Wildfire Mitigation Plan. These statements and other statements that are not purely historical constitute forward-looking statements that are necessarily subject to various risks and uncertainties. Actual results may differ materially from those described in forward-looking statements. PG&E Corporation and the Utility are not able to predict all the factors that may affect future results. Factors that could cause actual results to differ materially include, but are not limited to: • PG&E Corporation’s and the Utility’s historical financial information not being indicative of future financial performance as a result of the Chapter 11 Cases and the financial and other restructuring recently undergone by PG&E Corporation and the Utility in connection with emergence from Chapter 11; • the ability of PG&E Corporation and the Utility to raise financing for operations and investment; • the risks and uncertainties associated with the 2019 Kincade fire, including the extent of the Utility’s liability in connection with the Kincade fire and whether the Utility will be able to timely recover costs incurred therewith in excess of insurance; the timing of the insurance recoveries; the timing and outcome of the referral of the Cal Fire report in connection therewith to the Sonoma District Attorney; and potential liabilities in connection with fines or penalties that could be imposed on the Utility if the CPUC and any other enforcement agency were to bring an enforcement action; • the timing and outcome of the remaining wildfire investigations and the extent to which the Utility will have liabilities associated with these fires; and the timing and amount of insurance recoveries; • whether the Utility can obtain wildfire insurance at a reasonable cost in the future, or at all, and whether insurance coverage is adequate for future losses or claims; and whether the Utility will be able to obtain full recovery of its significantly increased insurance premiums, and the timing of any such recovery; • restrictions on PG&E Corporation’s and the Utility’s ability to pursue strategic and operational initiatives upon emergence from the voluntary cases commenced by each of PG&E Corporation and the Utility under chapter 11 of title 11 of the U.S. Code; • the ability of PG&E Corporation and the Utility to securitize $7.5 billion of costs related to the 2017 Northern California wildfires in a financing transaction that is designed to be rate neutral to customers; • the timing and outcome of future regulatory and legislative developments in connection with the potential financing of the Utility’s wildfire-related liabilities, SB 901, future wildfire reforms, inverse condemnation reform, and other wildfire mitigation measures or other reforms targeted at the Utility; • the occurrence, timing and extent of damages in connection with future wildfires, the associated financial impact on the Utility and the potential for AB 1054 to mitigate such impact (if at all) and the risks and uncertainties associated with the requirements under AB1054 that the Utility maintain a valid certification pursuant to Section 8389(e) of the Public Utilities Code and the potential unavailability of the Wildfire Fund in the event the Utility fails to maintain a valid safety certification; • the severity, extent and duration of the global COVID-19 pandemic and its impact on PG&E Corporation’s and the Utility’s financial condition, results of operations, liquidity and cash flows, as well as on energy demand in the Utility’s service territory, the ability of the Utility to collect on customer invoices, the ability of the Utility’s customers to pay their utility bills in full and in a timely manner, the ability of the Utility to offset these effects with spending reductions and the ability of the Utility to recover any losses incurred in connection with the COVID-19 pandemic through cost recovery, and the impact of workforce disruptions, if any; • the outcome of the Utility’s CWSP, including the Utility’s ability to comply with the targets and metrics set forth in its 2020-2022 Wildfire Mitigation Plan; the cost of the program; and the timing and outcome of any proceeding to recover such cost through rates; • the impact of the Utility’s implementation of its PSPS program, including the timing and outcome of the PSPS OII and whether any fines or penalties will be imposed on the Utility as a result; and the costs in connection with PSPS events; • the timing and outcomes of the 2020 GRC, FERC TO18, TO19, and TO20 rate cases, 2018 and 2019 CEMA applications, WEMA application, future applications for FHPMA, FRMMA, and WMPMA, future cost of capital proceedings, and other ratemaking and regulatory proceedings; • the timing and outcomes of CPUC OIIs that remain open; • the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within the authorized levels of spending and timely recover its costs through rates, and the extent to which the Utility incurs unrecoverable costs that are higher than the forecasts of such costs; • the outcome of future legislative developments in connection with SB 350; • the outcome of the probation and the monitorship, and the costs that the Utility may incur as a result, including the costs of complying with any additional conditions of probation, including expenses associated with any material expansion of the Utility’s vegetation management program; • whether PG&E Corporation or the Utility undergoes an “ownership change” within the meaning of Section 382 of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), as a result of the implementation of the Plan and in subsequent years; • the ability of PG&E Corporation and the Utility to continue as going concerns; and • the other factors disclosed in PG&E Corporation and the Utility’s joint annual report on Form 10-K for the year ended December 31, 2019, as updated by their joint quarterly report on Form 10-Q for the quarter ended March 31, 2020 and June 30, 2020 and other reports filed with the SEC, which are available on PG&E Corporation’s website at www.pgecorp.com and on the SEC website at www.sec.gov. Unless otherwise indicated, the statements in this presentation are made as of July 30, 2020. PG&E Corporation and the Utility undertake no obligation to update information contained herein. This presentation was attached to PG&E Corporation and the Utility’s joint current report on Form 8-K that was furnished to the SEC on July 30, 2020 and is also available on PG&E Corporation’s 2 website at www.pgecorp.com.

Wildfire Mitigation Plan (WMP) Progress

PG&E

	2020 Forecast Spend	Year-to-Date Spend
Expense	~$1.4B	~$0.7B
Capital	~$1.2B (1)	~$0.5B

2020 WMP Key Programs and Goals

Program	Goal
System Hardening	241 circuit miles hardened through stronger poles and covered conductor, undergrounding, or elimination
Enhanced Vegetation Management	1,800 line-miles of tree trimming/removal and ~300 miles of expanded rights-of-way on lower voltage transmission lines
Enhanced Inspections	Tier 3 annual inspections; Tier 2 three-year inspection cycles
Situational Awareness	400 weather stations and 200 high definition cameras installed
Public Safety Power Shutoff	300 MW of temporary generation and ~600 distribution sectionalization switches installed

YTD Q2 2020 Progress (2)

Program	Target	Progress
System Hardening (# of Line Miles)	241 mi	51% hardened
EVM (# of Miles)	1,800 mi	69% cleared
Weather Stations (# of Stations)	400 Stations	36% installed
HD Cameras (# of Cameras)	200 Cameras	31% installed
Sectionalization (# of Devices)	592 Devices	62% installed
Temporary Generation (# of MW)	300 MWs	150% (460 MW) secured

1. Pursuant to AB 1054, PG&E Corporation and the Utility will not earn an equity return on approximately $3.2B of fire risk mitigation capital expenditures included in the Utility's approved wildfire mitigation plans. The Utility has spent approximately $800 million cumulatively towards this total including $210 million and $414 million, during the three and six months ended June 30, 2020, respectively.
2. Reflects 2020 Wildfire Mitigation Plan progress in Tier 2 and Tier 3 high fire threat districts as of June 30, 2020.

3

Safety and Technology Advancements

Testing Leading Technologies to Improve Wildfire Risk Reduction

Enhanced Inspections
Improved Efficiency and Consistency

Drone Auto Flight Path Technology
- Automated drone to capture imagery data and improve inspection process and field validation efficiency



Computer Vision Technology
- Remote image inspection capability to enable rapid, consistent approach to identify potential defects



PSPS Program
Smaller, Shorter, Smarter

PSPS Notification Accuracy Algorithm
- Leveraging SmartMeter voltage and geospatial information to correctly map meter to transformer to improve accuracy of customer notification



Advanced Weather Analytics
- Advanced data analytics and integrated wildfire risk models



Asset Management
Risk Reduction and Predictive Maintenance

Wires-Down Technology
- Rapid Earth Fault Current Limiter technology rapidly reduces the power in lines upon detection of faults


Normal Ground Fault
With REFCL Technology
NER - Test 113
REFCL - Test 158

Predictive Maintenance
- Develop predictive failure models through anomaly detection models and machine learning


Use existing PG&E data sources
Develop predictive failure models using machine learning
Identify conditions indicative of impending asset failure
AMI
SCADA
GIS
SAP
Asset Failures
Outage Data
ML
Underground Cable
Network Transformers + Protectors

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

4

Wildfire Mitigation Plan Progress (cont.)

2020 Public Safety Power Shutoff (PSPS) Improvements

Smaller

33% fewer impacted customers [(1)]

- Secured over 450 MW of temporary **generation for use at substations, critical facilities, and other locations**
- **~600 sectionalizing devices added in 2020** on the transmission and distribution system to limit the size of outages
- **Transmission line repairs** and over 1K miles of expanded vegetation management

Potential Temporary Generation Sites



High Fire Threat District
Tier 3
Tier 2

Shorter

50% faster restoration times

- Procured 30 **additional aircraft**, including helicopters and airplanes, for faster and around-the-clock patrols
- Utilizing **infrared equipment** to enable night inspection
- Added **more field crews** to speed inspection of lines

Aerial Patrol Inspection



Smarter

2x+ more precise modeling

- Increased **weather model resolution** from 3km^2 to 2km^2
- **Improved coordination** with local agencies and critical service providers
- Enhanced **fire spread forecasts** using simulations from past 30 years of fire conditions and events

Sample Hi-Res Weather Model



POMMS 2km
2m Temp (°F)/ Wind Barbs (kts)
Init: 04/06/2020 HR: 05 AM
Valid: 04/08/2020 HR: 05 PM
115
110
105
100
95
90
85
80
75
70
65
60
55
50
45
40
35
30
25
20
15
10
5
0
-5
-10

1. As compared to the 2019 PSPS events, i.e., if the exact same weather patterns are seen in 2020 as experienced during the largest PSPS events in 2019, our mitigation efforts should reduce the number of customers impacted by those PSPS events by approximately one-third.

5

Financial Update - Key Takeaways

Sustainable Growth

Strong Core Earnings Growth

- **~10% Earnings Trajectory 2020-2024**
- **2020 Guidance:**
  - Non-GAAP Core Earnings: ~$2B
  - Non-GAAP Core EPS: $1.60 - $1.63
- **2021 Guidance:**
  - Non-GAAP Core Earnings: $2.1B -$2.3B
  - Non-GAAP Core EPS: $0.95 - $1.05
  - Equity Range: $450M - $750M

Risk Reduction Measures in Place

- **Executing on Wildfire Mitigation Plan**
- **Full participation in AB 1054 Wildfire Fund**
- **$757M of Wildfire Event Insurance for 2020 fire season**

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 1, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit G for the use of non-GAAP financial measures.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

6

® 2020-2024 Earnings Overview and Assumptions Key Factors Affecting GAAP and Non-GAAP Core Earnings 2020 2021 2022 2023 2024 Ratebase ($B) ~$44.1 $47-48 $50-51 $53-55 $57-$60 10.25% Authorized CPUC ROE across the Enterprise Drivers of Unrecoverable Interest Expense Decreases due to reduction in Variance from HoldCo leverage and securitization Authorized ($M) $125M $275M - $325M Net BTL and Spend Above Authorized AFUDC back to normal levels in 2021 Overspend reduced significantly $200M - $225M $0 - $100M in 2021 Non-GAAP Core ~$2B $2.1B - $2.3B ~10% CAGR Earnings ($B) Amortization of Wildfire Fund Contribution Non-Core Earnings Items ~$300M ~$330M ~$330M ~$330M ~$330M ($M) Investigation Remedies and Delayed Cost Recovery ~$300M ~$80M Bankruptcy and Legal Costs ~$2,630M - $2,670M ~$40M - $80M Securitization Impacts ~$1,360M 2019 Kincade fire-related costs, net of insurance ~$150M GT&S Capital Audit ~($80M) ~($140M) Changes from prior quarter noted in blue See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 7

Substantial Capital Investments



2019-2024 CapEx Forecast ($B) (1)
$7.0
~$7.5
$7.6-$8.2
$7.2-$7.8
$7.3-$8.7
$7.4-$8.1
2019 Actual
2020
2021
2022
2023
2024
Transmission Owner (TO)
AB1054 Fire Risk Mitigation (3)
GRC and GT&S (2)
Spend Above Authorized

Subject to Ongoing and Future Recovery Requests

Spend driven by:
- Wildfire Mitigation Plan Memorandum Account (WMPMA)
- Catastrophic Event Memorandum Account (CEMA)

1. Low end of the range reflects authorized capital expenditures, including the full amount recoverable through a balancing account where applicable. High end of the range includes capital spend above authorized.
2. The 2023 GRC will include gas transmission and storage.
3. Capex forecast includes ~$3.2B of fire risk mitigation capital expenditures included in the Utility's approved wildfire mitigation plans on which PG&E Corporation and the Utility will not earn an equity return. The Utility has spent approximately $800 million cumulatively towards this total including $210 million and $414 million, during the three and six months ended June 30, 2020, respectively.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

8

Ratebase Growth Forecast



Weighted Average Ratebase forecast by Rate Case ($B)
~8% CAGR
on equity earning ratebase 2019- 2024 (1, 2)
$40.2
~$44.1
$47-$48
$50-$51
$53-$55
$57-$60
2019 Actual
2020
2021
2022
2023
2024
Transmission Owner (TO)
General Rate Case (GRC) (4)
Gas Transmission & Storage (GT&S) (3)
Spend Above Authorized

Potential Growth Opportunities

- Additional wildfire mitigation
- Transportation electrification
- Additional distributed generation-enabled microgrids
- Grid modernization

1. Ratebase reflects reductions for the following capital items: (a) $240M disallowance by the CPUC in the 2019 GT&S rate case; (b) $3.2B of fire risk mitigation excluded from earning a ROE, pursuant to AB 1054; and (c) $403M the Utility agreed not to seek recovery of as part of the Wildfire OII settlement.
2. Ratebase growth including non-equity earnings ratebase is ~9%.
3. $400M of 2011-2014 capital spend that received a successful audit in 2020 will be added to ratebase and earn a return beginning in 2021.
4. The 2023 GRC will include GT&S and will be a four year case cycle.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

9

2020 Factors Impacting Earnings

PG&E

~$44.1B	10.25%	~$2B	$1.60-$1.63
Equity Earning Ratebase (1)	Authorized CPUC ROE across the Enterprise (2)	Non-GAAP Core Earnings	Non-GAAP Core EPS(10)

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized

($ millions after tax)

- Net below the line and spend above authorized (3)	$200 - $225
- Unrecoverable interest expense (4)	$125
Range of non-GAAP core earnings below authorized	$325 - $350

Assumptions

- 2020 GRC Final Decision expected Q4 2020
- TO rate cases under formula ratemaking

Non-Core Items

($ millions after tax)

- Bankruptcy and legal costs (5)	~	$2,630 - $2,670
- Investigation remedies & delayed cost recovery (6)	~	300
- Amortization of wildfire fund contribution (7)	~	300
- 2019 Kincade fire-related costs, net of insurance (8)	~	150
+ 2011 GT&S capital audit (9)	~	(80)
Estimated non-core items guidance	~	$3,300 - $3,340

1. 2020 equity earning ratebase reflects 2020 GRC settlement agreement, 2019 GT&S Final Decision, and 2019 TO Plan under Formula Rates.
2. Base earnings plan assumes CPUC-currently authorized return on equity and capital structure across the enterprise.
3. Net below the line and spend above authorized includes reduced AFUDC income resulting from a low book equity balance that is expected to return to normal levels in 2021, and overspend in Electric and Gas Operations resulting from contractor scarcity, and remaining costs related to gas pipeline replacements, respectively, that are expected to be significantly reduced in 2021.
4. Unrecoverable interest expense reflects interest on $4.75B of PG&E Corporation debt and wildfire fund contribution debt financing during the second half of 2020.
5. Bankruptcy and legal costs reflect exit financing costs (including backstop fees), FVT tax valuation, legal and other costs, and interest on temporary Utility debt.
6. Investigation remedies and delayed cost recovery reflect costs related to the Final Decision in the Wildfire OII, Paradise restoration and rebuild, and Locate and Mark OII system enhancements.
7. Amortization of wildfire fund contributions related to Assembly Bill (AB) 1054 based on an anticipated 15 year life.
8. 2019 Kincade fire-related costs include estimated third-party claims, Utility clean-up and repair costs, and legal and other costs, net of probable insurance recoveries.
9. Capital expenditures from 2011 through 2014 above amounts adopted have been successfully audited. The 2020 impact reflects recovery of capital with the return forecast for recovery in 2021.
10. Reflects weighted average basic and diluted shares outstanding for the year of 1,250 million.

Changes from prior quarter noted in blue

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

10

2021 Factors Impacting Earnings

$47 - $48B	10.25%	~$2.1-$2.3B	$0.95-$1.05
Equity Earning Ratebase (1)	Authorized CPUC ROE across the Enterprise (2)	Non-GAAP Core Earnings	Non-GAAP Core EPS

Key Factors Affecting Non-GAAP Core Earnings

Drivers of Variance from Authorized

($ millions after tax)

— Net below the line and spend above authorized (3)	$0 - $100
— Unrecoverable interest expense (4)	$275 - $325
Range of non-GAAP core earnings below authorized	$275 - $425

Assumptions

- 2020 GRC Final Decision expected Q4 2020
- Securitization Application $7.5B approved as requested
- TO rate cases under formula ratemaking

Non-Core Items

($ millions after tax)

- Net Securitization Inception Charge (5)	~	$1,360
- Amortization of wildfire fund contribution (6)	~	330
- Bankruptcy and legal costs (7)	~	40 - 80
- Investigation remedies & delayed cost recovery (8)	~	80
+ 2011 GT&S capital audit (9)	~	(140)
Estimated non-core items guidance	~	$1,670 - $1,710

2021 Equity issuance ~$450-$750M (10)

1. 2020 equity earning ratebase reflects 2020 GRC settlement agreement, 2019 GT&S Final Decision, and 2019 TO Plan under Formula Rates.
2. Base earnings plan assumes CPUC-currently authorized return on equity and capital structure across the enterprise.
3. Net below the line and spend above authorized includes reduced AFUDC income resulting from a low equity balance that is expected to return to normal levels in 2021, and overspend in Electric and Gas Operations resulting from contractor scarcity, and remaining costs related to gas pipeline replacements, respectively, that are expected to be significantly reduced in 2021.
4. Unrecoverable interest expense reflects interest on $4.75B of PG&E Corporation debt and wildfire fund contribution debt financing during the second half of 2020, partially offset by the reduction of interest expense on pre-petition debt during the first half of 2020.
5. Net securitization inception charge reflects a one-time charge upon inception of securitization.
6. Amortization of wildfire fund contributions related to Assembly Bill (AB) 1054.
7. Bankruptcy and legal costs reflects legal and other costs, and interest on temporary Utility debt.
8. Investigation remedies and delayed cost recovery reflect costs related to the Decision Different in the Wildfire OII, Paradise restoration and rebuild, and locate and mark system enhancements
9. Capital expenditures from 2011 through 2014 above amounts adopted have been successfully audited. The 2021 impact reflects recovery of the return on equity.
10. Reflects weighted average diluted shares outstanding for the year of 2,183 - 2,199 million. 2021 equity guidance assumes a mid-year equity issuance at $9.50 per share.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

11

2020-2024 Earnings Growth

2020-2024 Non-GAAP Core Earnings ($B) (1)


~10%
2020 - 2024 CAGR
~$2B
2020
2024

Strong Earnings Growth Post-emergence

- **~8% ratebase growth driven by wildfire mitigation capital**
- **Aggressive deleveraging reduces interest expense impact**
- **No incremental equity needs anticipated following 2021 issuance**
- **Cost management to drive down spend above authorized**

1. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. Likewise, PG&E Corporation and the Utility will now refer to adjustments as "non-core items" rather than "items impacting comparability".

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

12

Q2 2020 Earnings Results

(in millions, except per share amounts)	Q2 Earnings	Q2 EPS	2020 Earnings	2020 EPS
PG&E Corporation's Loss on a GAAP basis	**$ (1,972)**	**$ (3.73)**	**$ (1,601)**	**$ (3.03)**
Non-core items:				
Bankruptcy and legal costs	2,275	4.30	2,452	4.64
2019 Kincade fire-related costs, net of insurance	148	0.28	148	0.28
Amortization of wildfire fund contribution	125	0.24	125	0.24
Investigation remedies and delayed cost recovery	45	0.08	73	$ 0.14
2011 GT&S capital audit	(78)	(0.15)	(78)	$ (0.15)
PG&E Corporation's Non-GAAP Core Earnings	**$ 542**	**$ 1.03**	**$ 1,119**	**$ 2.11**

Non-Core Items (in millions, pre-tax)	Q2	2020
Bankruptcy and legal costs	$ 2,317	$ 2,536
2019 Kincade fire-related costs, net of insurance	206	206
Amortization of wildfire fund contribution	173	173
Investigation remedies and delayed cost recovery	58	97
2011 GT&S capital audit	(108)	(108)

Note: Amounts may not sum due to rounding.

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 1, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit G for the use of non-GAAP financial measures.
See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

13

Q2 2020 Quarter over Quarter Comparison


Non-GAAP Core Earnings per Share
$1.25
$1.00
$0.75
$0.50
$0.25
$0.00
($0.05)
($0.04)
($0.04)
($0.01)
$0.05
$0.02
$1.10
$1.03
Q2 2019 Non-GAAP Core EPS
Interest accrued on pre-petition payables and short-term debt
Timing of 2020 GRC cost recovery
Wildfire mitigation costs above authorized
Miscellaneous
Growth in rate base earnings
Timing of taxes
Q2 2020 Non-GAAP Core EPS

Non-GAAP core earnings is not calculated in accordance with GAAP and excludes non-core items. See Appendix 1, Exhibit A for a reconciliation of earnings per share ("EPS") on a GAAP basis to non-GAAP core earnings per share and Exhibit G for the use of non-GAAP financial measures.
See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

14

Appendix

® Table of Contents Appendix 1 - AB 1054 Wildfire Fund Slide 17 Appendix 2 - Illustrative Wildfire Fund Scenarios Slide 18 Appendix 3 - 2020 Share Count Guidance Slide 19 Appendix 4 - Registration Rights Agreement Slide 20 Appendix 5 - COVID-19 Impacts Slide 21 Appendix 6 - Cap Ex and Ratebase Assumptions Slide 22 Appendix 7 - 2020 CPUC General Rate Case Overview Slide 23 Appendix 8 - FERC Transmission Owner Rate Cases Slide 24 Appendix 9 - Expected Timelines of Selected Regulatory Cases Slides 25 - 26 Appendix 10 - Supplemental Earnings Exhibits Slides 27 - 41 16

Appendix 1: AB 1054 Wildfire Fund [1]

Wildfire Fund Contribution Treatment

- Contribution amounts expected to be amortized based on an assumed ~15-year life [2]
- Tax treatment pending private letter ruling from the IRS

PG&E Pre-Emergence Wildfire Liabilities

- For fires occurring after July 12, 2019 and prior to exiting Chapter 11
- Claims in excess of $1B are eligible for recovery and the fund will pay no more than 40% of allowed claims
- May seek payment for claims after funding initial contribution

PG&E Investments and Liability Cap

- $3.2B of wildfire investments excluded from earning a ROE
- $2.4B liability cap (20% of Equity T&D Rate base for 2019)

Total Funding and Participation



Wildfire Fund Funding Sources ($B)
Additional Funding over 10 Years
3.0
IOU Ongoing Contribution
10.5
DWR Surcharge
Repays SMIF Loan
$21B
in Net Contributions from IOUs and Customers
Capitalization July 2020 ~$10B
4.8
PG&E Initial Contribution
0.3
SDG&E
2.4
SCE
2.0
SMIF Loan

1. Participation in the AB 1054 Wildfire Fund is subject to numerous terms and conditions.
2. The useful life of the Wildfire Fund is estimated based on various assumptions, including the number and severity of catastrophic fires within the participating electric utilities' service territories during the term of the Wildfire Fund, historical fire-loss data, the estimated cost of wildfires caused by other electric utilities, the amount at which wildfire claims will be settled, the likely adjudication of the CPUC in cases of electric utility-caused wildfires, the level of future insurance coverage held by the electric utilities, and the future transmission and distribution equity rate base growth of other electric utilities. Significant changes in any of these estimates could materially impact the amortization period. Forecast amortization expense for 2020 is approximately $300 million.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

17

Appendix 2: Illustrative Wildfire Fund Scenarios

California's Wildfire Fund application depends on the total amount of claims and the CPUC's determination of whether utility conduct was reasonable and prudent.

	Claims Determined: *Gross of insurance[1]*	Fund Pays Victims: *PG&E seeks payment from Fund for eligible claims exceeding $1B[1]*	PG&E Applies for Cost Recovery: *Recovery of amount paid by Fund is evaluated via 12-month CPUC process*	CPUC Finds PG&E Acted Prudently: *Fund is not reimbursed*	OR	CPUC Finds PG&E Acted Imprudently: *Fund is reimbursed up to $2.4B cap[2]*
Scenario A	$0.75B	$0 *Claims do not exceed $1B threshold*	Fund is not activated in this scenario			
Scenario B	$2.5B	$1.5B *($2.5B - $1B)*		No PG&E Reimbursement to Fund	OR	Shareholders reimburse $1.5B *Cap reduced to $0.9B for future events over remainder of 3-year period*
Scenario C	$5B	$4B *($5B - $1B)*		No PG&E Reimbursement to Fund	OR	Shareholders reimburse $2.4B *Cap reduced to $0 for future events over remainder of 3-year period*

Examples are strictly illustrative

1. Eligible claims are those exceeding the greater of $1 billion or the insurance coverage required to be in place pursuant to Cal. Pub. Util. Code § 3293. PG&E carried $435M of wildfire insurance coverage at June 30, 2020. PG&E can seek cost recovery of claims below the $1B fund threshold but above insurance coverage levels through CPUC prudency review.
2. For utility caused fires deemed imprudent, the Fund is re-infused up to the liability cap, currently estimated at ~$2.4B (calculated based on 20% of PG&E Equity T&D ratebase for 2019). Cap applies to aggregate reimbursements to the fund over a rolling three calendar year period. Cap does not apply if Utility is found to have conscious or willful disregard of the rights and safety of others.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

18

Appendix 3: 2020 Share Count Guidance



Shares Outstanding in millions
648
119
529
529
529
2,130 - 2,160
137 - 168
1,992
2,130 - 2,160
137 - 168
1,992
~1,250
Q1-2020
Q2-2020
Q3-2020
Q4-2020
Weighted Average Basic and Diluted Shares YTD 2020
Common Shares Pre-Emergence[1]
Common Shares Post-Emergence[3]
Weighted Average Basic and Diluted Shares[5]
Backstop Commitment Premium Shares[2]
Common Share Equivalent for Mandatory Units[4]

1. Represents shares of common stock outstanding, basic as of the end of the specified quarter.
2. Reflects incremental shares in the calculation of diluted income per common share related to the 119 million shares the Backstop Parties were to receive at March 31, 2020. Incremental shares are not included in diluted shares outstanding at June 30, 2020 as PG&E recorded a GAAP loss. Accordingly, the 169 million of shares the Backstop Parties were to receive at June 30, 2020 have been excluded.
3. Reflects 1,983 million shares of common stock outstanding, basic and 9 million diluted shares related to the Long Term Incentive Program (LTIP), as of the end of the specified quarter. Includes shares issued to the Fire Victim Trust equal to 22.19% of outstanding common stock on the Effective date.
4. The number of shares of PG&E common stock ultimately delivered on August 16, 2023 (subject to postponement in certain limited circumstances, the "purchase contract settlement date") will depend on the average volume-weighted price of PG&E common stock on each trading day during the 20 consecutive trading day period ending on the second business day immediately preceding the purchase contract settlement date (the "valuation period"). Figures above are shown based on a share price of $9.50 for the high end and $11.64 for the low end.
5. Reflects basic and diluted shares for 2020. As PG&E is forecasting a GAAP loss for 2020, the common share equivalents for the mandatory units and shares related to the LTIP are excluded from this calculation.

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

19

Appendix 4: PG&E Fire Victims Trust (FVT) ® Registration Rights Agreement Key Term Description “Resale” Registration • PG&E filed a registration statement with SEC to permit Fire Victim Trust (FVT) to sell its shares on a registered basis Statement • Registration statement to be declared effective within 20 days and maintained during term of agreement • In connection with a public marketed offering, FVT is prohibited from selling / transferring its shares (subject to limited exceptions) for 90 Initial Lockup days following the effective date of the plan of reorganization PG&E required to assist FVT with effecting periodic underwritten offerings. Limitations include: • No more than one every 90 days Demand Rights • No more than 8 in total • Minimum offering size of lesser of (i) $250 million, (ii) 1.25% of outstanding PG&E shares and (iii) all remaining shares held by FVT • Maximum offering size as determined by joint lead underwriters (PG&E chooses one; FVT chooses one) FVT entitled to include its shares in PG&E offerings on a second-priority basis; if inclusion expected to adversely affect offering, FVT shares “Piggyback” Rights excluded PG&E may suspend use of FVT registration statement for up to 45 consecutive days and 120 days in any 12-month period based on the following triggers: Blackout Periods • Disclosure of MNPI (not otherwise required / best interests of the company standard) • Interference with a significant transaction (e.g., financing, acquisition, reorganization) • PG&E pursuing its own offering (taken substantial steps / proceeding with reasonable diligence standard) For underwritten equity offerings (by PG&E, FVT or other reg rights holders), lockup on FVT beginning 7 days prior to launch and ending up Market Stand-Off to 90 days after launch Transfer Rights FVT permitted to transfer non-demand / piggyback registration rights if selling 1% or more of outstanding PG&E shares • FVT may terminate once ownership falls below 10% Termination • Automatic termination once ownership falls below 4% (and not considered an “affiliate” of PG&E) 20

Appendix 5: COVID-19 Impacts

Overall, PG&E's key wildfire mitigation and safety work execution has not been impacted by COVID-19. California's constructive regulatory framework minimizes potential earnings impacts from reduced load and higher uncollectibles.

	Key Areas	Potential Business Impact	Current Status
Near-Term (2020)	CapEx and OpEx	• Focus on essential work	• No net earnings impact given ratemaking structure
Near-Term (2020)	Collection Delays and Uncollectible Revenues	• Potential delay in customer collections as a result of shelter-in-place and moratorium on service disconnections	• No anticipated impact due to COVID-19 Pandemic Protections Memorandum Account (CPPMA)
Near-Term (2020)	Electric and Gas Demand	• Revenues decoupled from energy usage and trued-up annually	• ~3% reduction in electric load, and ~4% reduction in core gas load on a weather-adjusted basis from mid-May to July
Near-Term (2020)	Liquidity	• Net reduction in near-term monthly cash inflows with sufficient liquidity to fund ongoing operations	• ~$2.8B of total liquidity at July 1, 2020: ◦ $174 million of Utility cash ◦ $343 million of PG&E Corporation cash ◦ $2.3 billion available under credit facilities
Long-Term (2021+)	Cost of Capital Adjustment Mechanism	• Only in a scenario when triggered, there is a ~$145M potential reduction in revenues based on 1% reduction to utility debt benchmark	• 4.5% utility debt benchmark average from October 2018 to September 2019 • 82 basis point decrease as of the end of Q2 2020

Changes from prior quarter noted in blue

See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions.

21

® Appendix 6: Cap Ex and Ratebase Assumptions 2020 CapEx and Ratebase Assumptions ($ billions) CapEx Ratebase 2020 GRC Settlement $4.4 $30.5 2019 GT&S Decision 0.7 5.0 2019 TO Plan under Formula Rates 1.5 8.6 AB 1054 Spend 0.9 — Total CapEx ~ $7.5 ~ $44.1 See the Forward-Looking Statements for factors that could cause actual results to differ materially from the guidance presented and underlying assumptions. 22

APPENDIX 7: 2020 CPUC General Rate Case Overview

- On December 20, 2019, PG&E filed a 2020 GRC settlement agreement together with the Public Advocates Office of the CPUC, The Utility Reform Network, Coalition of California Utility Employees, the Office of the Safety Advocate of the CPUC, and four other parties that resolves all of the contested issues among those parties in the 2020 GRC.

($ billions)	2020	2021	2022
Requested Revenue Requirement	~$9.52	~$9.88	~$10.36
Settlement Agreement Revenue Requirement	~$9.09	~$9.41	~$9.78

- The settlement agreement proposes a 2020 weighted average rate base of ~$29.4B for the portions of the Utility's business reviewed in the GRC, compared with the Utility's request of ~$29.9B. This rate base amount includes ~$600M of forecast capital spend in 2020 that will not earn an equity return, pursuant to AB 1054.
- The settlement provides for new two-way balancing accounts for the three largest components of the GRC application increase, the Community Wildfire Safety Program, vegetation management, and liability insurance premiums.
- On June 11, 2020 the CPUC issued a proposed decision extending the statutory deadline to issue a final decision from June 13, 2020 to December 13, 2020.

- Assigned Commissioner: Randolph
- Administrative Law Judges: Lirag, Lau

Changes from prior quarter noted in blue

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® APPENDIX 8: FERC Transmission Owner Rate Cases TO18 (2017 Revenues) • On July 29, 2016, PG&E filed TO18 with FERC requesting a ~$1.7B revenue requirement with an ROE of 10.90% (inclusive of 50 basis point adder) • PG&E cannot predict when a final decision will be issued TO19 (2018 Revenues) • On December 20, 2018, FERC approved an uncontested settlement of TO19 that relies on the outcome of TO18 • The TO19 revenue requirement will be determined by applying a settlement factor of 98.85% to the final TO18 authorized revenue requirement • Revenues collected during the TO19 rate period will be subject to refund once the final revenue requirement is determined TO20 (2019 Revenues) • On October 1, 2018, PG&E filed its TO20 rate case requesting a conversion to formula rates, a revenue requirement of ~$1.96B, and an ROE of 12.5% (inclusive of 50 basis point incentive adder) • On November 30, 2018, FERC accepted the filing and established interim rates effective May 1, 2019, and directed the parties to settlement procedures, while holding hearings in abeyance • On March 31, 2020, PG&E filed a partial settlement at FERC which resolved several issues but, not all issues in TO20 Note: Revenues collected during the TO18, TO19, and TO20 rate periods will be subject to refund once the final revenue requirements are determined 24

APPENDIX 9: Expected Timelines of Selected Regulatory Cases

Regulatory Case	Docket #	Key Dates
2020 General Rate Case (Phase I)	A.18-11-009	Dec 13, 2018 – Application filed Mar 8, 2019 – Scoping Memo Mar 25, 2019 – PG&E's Revised Testimony on Real Estate served Jun 28, 2019 – PAO testimony Jul 26, 2019 – Intervenor testimony Jul-Aug 2019 – Public participation hearings Sept 4, 2019 – PG&E rebuttal testimony due Sep 23-Oct 18, 2019 – Evidentiary hearings Nov 1, 2019 – Joint Comparison Exhibit filed and AB 1054 Equity Return Exclusion Proposal Dec 13, 2019 – Report to ALJs and parties on Settlement progress, including identification of any unresolved issues Dec 20, 2019 – Filed Motion for Approval of Settlement Agreement Jan 6, 2020 – Deadline for filing Opening Briefs on disputed issues outside of the Settlement Agreement Jan 21, 2020 – Deadline for filing Comments on Settlement Agreement Jan 27, 2020 – Deadline for filing Reply Briefs on disputed issued outside of the Settlement Agreement Feb 5, 2020 – Deadline for filing Reply to Comments on Settlement Agreement TBD – Proposed Decision
Transmission Owner Rate Case (TO18)	ER16-2320	Jul 29, 2016 – PG&E filed TO18 rate case seeking an annual revenue requirement for 2017 Sep 30, 2016 – FERC accepted TO18 making rates effective Mar 1, 2017 and establishing settlement process Oct 19, 2016 – FERC settlement conference Oct 30, 2016 – CPUC seeks rehearing of FERC's grant of 50 bp ROE adder for CAISO participation Feb 7-8, 2017 – FERC settlement conference Mar 16, 2017 – Parties reached impasse in settlement discussions Jan 2018 – Hearings Oct 1, 2018 – Initial decision issued Oct 31, 2018 – Brief on Exceptions (BOE) filed Nov 20, 2018 – Reply to BOE filed TBD – Final decision
Transmission Owner Rate Case (TO19)	ER17-2154	Jul 26, 2017 – PG&E filed TO19 rate case seeking an annual revenue requirement for 2018 Sept 28, 2017 – FERC accepted TO19 making rates effective Mar 1, 2018, subject to refund, and establishing settlement process Oct 2017 and May/July 2018 – FERC settlement conferences Sept 21, 2018 – Offer of Settlement filed with FERC with motion for interim rates Oct 9, 2018 – Chief ALJ granted motion for interim rates and authorized the implementation of the interim rates (Jul 1, 2018 for Wholesale and Jan 1, 2019 for retail) pending Commission action on settlement Dec 20, 2018 – FERC approved the all-party settlement

25

® APPENDIX 9: Expected Timelines of Selected Regulatory Cases Regulatory Case Docket # Key Dates Transmission Owner Rate Case (TO20) ER19-13 Oct 1, 2018 – Application filed Nov 30, 2018 – FERC accepted TO20 filing and set interim rates effective May 1, 2019 Dec 14, 2018 – FERC settlement conference Mar 14, 2019 – FERC settlement conference Jun 13-14, 2019 – FERC settlement conference Aug 13-14, 2019 – FERC settlement conference Oct 9, 2019 – First comprehensive settlement offer from Intervenors and Trial Staff Oct 28-29, 2019 – FERC settlement conference Nov 7, 2019 – FERC settlement phone conference - status update Dec 12, 2019 – FERC settlement conference Mar 31, 2020 – Partial settlement offer target filing date May 2020 – Prehearing conference on litigation issues 26

® Appendix 10: Supplemental Earnings Materials Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Exhibit A: Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Slides 28-31 Non-GAAP Core Earnings Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Exhibit B: Share ("EPS") Slide 32 Exhibit C: Operational Performance Metrics Slides 33-35 Exhibit D: Sales and Sources Summary Slide 36 Exhibit E: 2020 and 2021 Earnings Guidance Slides 37-39 Exhibit F: General Earnings Sensitivities for 2020 and 2021 Slide 40 Exhibit G: Use of Non-GAAP Financial Measures Slide 41 27

Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings

Second Quarter, 2020 vs. 2019
(in millions, except per share amounts)

	Three Months Ended June 30,				Six Months Ended June 30,			
	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)	
(in millions, except per share amounts)	2020	2019	2020	2019	2020	2019	2020	2019
PG&E Corporation's Loss on a GAAP basis	$ (1,972)	$ (2,553)	$ (3.73)	$ (4.83)	$ (1,601)	$ (2,420)	$ (3.03)	$ (4.58)
Non-core items: (1)								
Bankruptcy and legal costs (2)	2,275	58	4.30	0.11	2,452	155	4.64	0.29
2019 Kincade fire-related costs, net of insurance (3)	148	—	0.28	—	148	—	0.28	—
Amortization of wildfire fund contribution (4)	125	—	0.24	—	125	—	0.24	—
Investigation remedies and delayed cost recovery (5)	45	—	0.08	—	73	—	0.14	—
2011 GT&S capital audit (6)	(78)	—	(0.15)	—	(78)	—	(0.15)	—
Wildfire-related costs (7)	—	2,878	—	5.44	—	3,041	—	5.76
Electric asset inspections (8)	—	198	—	0.37	—	349	—	0.66
PG&E Corporation's Non-GAAP Core Earnings (9)	$ 542	$ 581	$ 1.03	$ 1.10	$ 1,119	$ 1,125	$ 2.11	$ 2.13

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in the table above. See Exhibit G: Use of Non-GAAP Financial Measures.

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019 and 2020, except for certain costs that are not tax deductible, as identified in the following footnotes. Amounts may not sum due to rounding.

28

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Second Quarter, 2020 vs. 2019 (in millions, except per share amounts) (2) PG&E Corporation and the Utility recorded costs of $2.3 billion (before the tax impact of $42 million) and $2.5 billion (before the tax impact of $84 million) during the three and six months ended June 30, 2020, respectively, associated with bankruptcy and legal costs. This includes $1.5 billion (before the tax impact of $5 million) and $1.6 billion (before the tax impact of $20 million) during the three and six months ended June 30, 2020, respectively, related to exit financing costs ($1.5 billion of exit financing costs during the three and six months ended June 30, 2020 are not tax deductible). Also during the three and six months ended June 30, 2020, the Utility recorded a $619 million reduction to the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust. The Utility also incurred legal and other costs of $179 million (before the tax impact of $37 million) and $347 million (before the tax impact of $64 million) during the three and six months ended June 30, 2020, respectively ($48 million and $118 million of legal and other costs during the three and six months ended June 30, 2020, respectively, are not tax deductible). Three Months Ended Six Months Ended (in millions, pre-tax) June 30, 2020 June 30, 2020 Exit financing $ 1,519 $ 1,570 Fire Victim Trust tax valuation 619 619 Legal and other costs 179 347 Bankruptcy and legal costs $ 2,317 $ 2,536 (3) The Utility incurred costs, net of probable insurance recoveries, of $206 million (before the tax impact of $58 million) during the three and six months ended June 30, 2020 associated with the 2019 Kincade fire. This includes accrued charges of $600 million (before the tax impact of $168 million) during the three and six months ended June 30, 2020 for third-party claims. The Utility also incurred costs of $35 million (before the tax impact of $10 million) during the three and six months ended June 30, 2020 for clean- up and repair costs. In addition, the Utility incurred legal and other costs of $2 million (before the tax impact of $0.4 million) during the three and six months ended June 30, 2020. These costs were partially offset by $430 million (before the tax impact of $120 million) recorded during the three and six months ended June 30, 2020 for probable insurance recoveries. Three Months Ended Six Months Ended (in millions, pre-tax) June 30, 2020 June 30, 2020 Third-party claims $ 600 $ 600 Utility clean-up and repairs 35 35 Legal and other costs 2 2 Insurance recoveries (430) (430) 2019 Kincade fire-related costs, net of insurance $ 206 $ 206 29

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Second Quarter, 2020 vs. 2019 (in millions, except per share amounts) (4) The Utility recorded costs of $173 million (before the tax impact of $48 million) during the three and six months ended June 30, 2020 associated with the amortization of wildfire fund contributions related to Assembly Bill ("AB") 1054. (5) PG&E Corporation and the Utility recorded costs of $58 million (before the tax impact of $13 million) and $97 million (before the tax impact of $24 million) during the three and six months ended June 30, 2020, respectively, associated with investigation remedies and delayed cost recovery. This includes $45 million (before the tax impact of $12 million) and $61 million (before the tax impact of $17 million) during the three and six months ended June 30, 2020, respectively, related to the Wildfire Order Instituting Investigation ("OII") settlement, as modified by the Decision Different dated April 20, 2020 ($2 million of Wildfire OII system enhancement costs during the three and six months ended June 30, 2020 are not tax deductible at the federal statutory rate of 21%). The Utility also incurred restoration and rebuild costs of $7 million (before the tax impact of $2 million) and $20 million (before the tax impact of $6 million) during the three and six months ended June 30, 2020, respectively, associated with the town of Paradise (2018 Camp fire). The Utility also recorded costs of $6 million (before the tax detriment of $1 million) and $15 million (before the tax impact of $1 million) during the three and six months ended June 30, 2020, respectively, for system enhancements related to the Locate and Mark OII ($13 million of Locate and Mark OII system enhancement costs during the three and six months ended June 30, 2020 are not tax deductible at the federal statutory rate of 21%). Three Months Ended Six Months Ended (in millions, pre-tax) June 30, 2020 June 30, 2020 Wildfire OII disallowance and system enhancements $ 45 $ 61 Paradise restoration and rebuild 7 20 Locate and Mark OII system enhancements 6 15 Investigation remedies and delayed cost recovery $ 58 $ 97 (6) As a result of the 2011-2014 Gas Transmission and Storage ("GT&S") capital audit, the Utility recorded revenues of $108 million (before the tax impact of $30 million) during the three and six months ended June 30, 2020 related to the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. 30

® Exhibit A: Reconciliation of PG&E Corporation's Consolidated Earnings Attributable to Common Shareholders in Accordance with Generally Accepted Accounting Principles ("GAAP") to Non-GAAP Core Earnings Second Quarter, 2020 vs. 2019 (in millions, except per share amounts) (7) The Utility incurred $4.0 billion (before the tax impact of $1.1 billion) and $4.2 billion (before the tax impact of $1.2 billion) during the three and six months ended June 30, 2019, respectively, associated with wildfire-related costs. This includes accrued charges of $3.9 billion (before the tax impact of $1.1 billion) during the three and six months ended June 30, 2019 related to an increase in the recorded liability related to third-party claims. The Utility also incurred costs of $71 million (before the tax impact of $20 million) and $250 million (before the tax impact of $70 million) during the three and six months ended June 30, 2019 for clean-up and repair costs related to the 2018 Camp fire. In addition, the Utility incurred legal and other costs of $26 million (before the tax impact of $7 million) and $73 million (before the tax impact of $20 million) related to the 2018 Camp fire and 2017 Northern California wildfires. Three Months Ended Six Months Ended (in millions, pre-tax) June 30, 2019 June 30, 2019 Third-party claims $ 3,900 $ 3,900 Utility clean-up and repair 71 250 Legal and other costs 26 73 Wildfire-related costs $ 3,997 $ 4,222 (8) The Utility incurred costs of $275 million (before the tax impact of $77 million) and $485 million (before the tax impact of $136 million) during the three and six months ended June 30, 2019, respectively, for incremental operating expenses related to enhanced and accelerated inspections of electric transmission and distribution assets, and certain resulting repairs that are not probable of recovery. (9) “Non-GAAP core earnings” is a non-GAAP financial measure. See Exhibit G: Use of Non-GAAP Financial Measures. 31

Exhibit B: Key Drivers of PG&E Corporation's Non-GAAP Core Earnings per Common Share ("EPS")

Second Quarter, 2020 vs. 2019
(in millions, except per share amounts)

	Second Quarter 2020 vs. 2019		Year to Date 2020 vs. 2019	
	Earnings	Earnings per Common Share (Diluted)	Earnings	Earnings per Common Share (Diluted)
2019 Non-GAAP Core Earnings [1]	$ 581	$ 1.10	$ 1,125	$ 2.13
Interest accrued on pre-petition payables and short-term debt [2]	(29)	(0.05)	(69)	(0.13)
Timing of 2020 GRC cost recovery [3]	(24)	(0.04)	(24)	(0.04)
Wildfire mitigation costs above authorized [4]	(21)	(0.04)	(21)	(0.04)
Miscellaneous	(3)	(0.01)	11	—
Growth in rate base earnings	28	0.05	45	0.09
Timing of taxes [5]	10	0.02	6	0.01
Timing of nuclear refueling outages [6]	—	—	30	0.06
Energy efficiency awards [7]	—	—	16	0.03
2020 Non-GAAP Core Earnings [1]	$ 542	$ 1.03	$ 1,119	$ 2.11

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2019 and 2020. Amounts may not sum due to rounding.

(1) See Exhibit A for reconciliations of (i) earnings on a GAAP basis to non-GAAP core earnings and (ii) EPS on a GAAP basis to non-GAAP core EPS.

(2) Represents the impact of interest accrued on pre-petition payables and short-term debt during the three and six months ended June 30, 2020, pursuant to the Bankruptcy Court's December 30, 2019 decision regarding pre-petition interest and the January 22, 2020 Noteholder Restructuring Support Agreement.

(3) Represents the increase in costs consistent with the multi-party General Rate Case (GRC) settlement filed on December 20, 2019, without an offsetting increase to authorized revenues until a final GRC decision is approved. On June 1, the CPUC issued a proposed decision in the 2020 GRC docket extending the statutory deadline to issue a final decision in the proceeding from June 13, 2020 to December 13, 2020.

(4) Represents wildfire mitigation costs above authorized for microgrids and electric asset inspections accrued during the three and six months ended June 30, 2020, with no similar non-GAAP core earnings impact in 2019.

(5) Represents the timing of taxes reportable in quarterly statements in accordance with Accounting Standards Codification 740, Income Taxes, and results from variances in the percentage of quarterly earnings to annual earnings.

(6) Represents the timing of the Diablo Canyon Power Plant ("DCPP") refueling outage during the six months ended June 30, 2019, with no similar impact in 2020.

(7) Represents the energy Efficiency Savings and Performance Incentive ("ESPI") awards approved by the CPUC during the first quarter of 2020 for 2017 and partial 2018 program year, with no similar impact in 2019. ESPI awards are incentive payments to the Utility for implementing ratepayer-funded energy efficiency programs.

32

® Exhibit C: Operational Performance Metrics Proposed 2020 Performance Metrics (1) 2020 Target Customer Welfare - prioritizing public and employee safety Electric Operations Reportable Fire Ignitions 101 Electric Asset Failure 2,166 Distribution Circuit Sectionalization 9/1/2020 Gas Operations Large Overpressure Events 6 Total Gas Dig-In Reduction 1.44 Generation Safe Dam Operating Capacity (SDOC) 97.70% DCPP Reliability and Safety Indicator 95.0 Reliability Gas Customer Emergency Response 20.8 911 Emergency Response 96.5% Customers Experiencing Multiple Interruptions (CEMI) 3.12% Workplace Safety Days Away, Restricted, & Transferred (DART) Rate 0.90 Financial Stability Non-GAAP Core Earnings per Share (3) See note (2) See following pages for definitions of the operational performance metrics. The operational performance goals set under the PG&E Corporation 2020 Short-Term Incentive Plan (“STIP”) are based on the same operational metrics and targets. (1) The STIP, including all metrics and targets, is subject to PG&E Board approval. Results will be reported with the quarterly report following approval. (2) The 2020 target for non-GAAP core earnings per share target is not publicly reported but is consistent with the guidance range from operations. (3) Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability." 33

® Definitions of 2020 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety Public and employee safety are measured in five areas: Electric Operations, Gas Operations, Generation, Reliability, and Workforce Safety. The safety of the Utility’s electric operations is represented by: • Reportable Fire Ignitions – Measures powerline-involved fire incidents annually reportable to the CPUC and within PG&E’s High Fire-Threat District. A reportable fire incident includes: (1) Ignition associated with PG&E powerlines (both transmission and distribution), (2) something other than PG&E facilities burned, and (3) the resulting fire travelled more than one meter from the ignition point. • Electric Asset Failure – Measures the number of failure incidents of electric distribution, transmission, and substation underground and overhead assets resulting in sustained outages. Metric includes four asset failures: (1) Distribution equipment failures limited to High Fire-Threat District areas, (2) Transmission equipment failures system-wide, (3) Distribution Substation equipment failures limited to High Fire-Threat District areas, and (4) Transmission Substation equipment failures system-wide. • Distribution Circuit Sectionalization – Measures the work completion timeliness of distribution circuit sectionalization devices installed, automated, and operationalized to limit the number of customers impacted by Public Safety Power Shutoff events. The safety of the Utility’s gas operations is represented by: • Large Overpressure Events – Measures the number of large overpressure events year-over-year and reduction in the number of large overpressure events. • Total Gas Dig-In Reduction – Tracks the number of gas dig-ins per 1,000 Underground Service Alert tickets received for gas. The dig-in component tracks all dig-ins to PG&E gas subsurface installations. A gas dig-in refers to damage which occurs during excavation activities (impact or exposure) and results in a repair or replacement of an underground gas facility. The safety of the Utility’s generation operations is represented by: • Safe Dam Operating Capacity (SDOC) – Measures operating capability of mechanical equipment used as the main control to reduce enterprise risk of large uncontrolled water release. • DCPP Reliability and Safety Indicator – Based on 11 performance indicators for nuclear power generation developed by the nuclear industry and applied to all U.S. nuclear power plants (measured for DCPP Unit 1 and Unit 2). 34

® Definitions of 2020 Operational Performance Metrics from Exhibit C Customer Welfare – prioritizing public and employee safety (continued) The safety of the Utility’s Reliability is represented by: • Gas Customer Emergency Response – Measures the average response time for immediate response orders for the performance period. The response time by PG&E is measured from the time PG&E is notified to the time a Gas Service Representative (or a qualified first responder) arrives onsite to the emergency location (including business hours and after hours). • 911 Emergency Response – Measures the percentage of time that PG&E personnel respond (are on site) within 60 minutes after receiving a 911 call, with onsite defined as arriving at the premises where the 911 agency personnel are waiting. • Customers Experiencing Multiple Interruptions (CEMI) – Measures the number of customers that experience multiple sustained outages (both unplanned and planned). The safety of the Utility’s Workforce Safety is represented by: • Days Away, Restricted, & Transferred (DART) Rate - Measures OSHA-recordable injuries that result in lost time or restricted duty per 200,000 hours worked, or for approximately every 100 employees. Financial Non-GAAP Core Earnings per Share (shown in dollars per share) represents the financial performance from ongoing core operations. “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less non-core items. “Non-core items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of items listed in Exhibit A. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non- GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability." 35

® Exhibit D: Pacific Gas & Electric Company Sales and Sources Summary Second Quarter, 2020 vs. 2019 Three Months Ended June 30, Six Months Ended June 30, 2020 2019 2020 2019 Sales from Energy Deliveries (in millions kWh) 17,908 18,004 36,171 36,439 Total Electric Customers at June 30 — — 5,494,176 5,439,578 Total Gas Sales (in Bcf) 158 157 403 416 Total Gas Customers at June 30 — — 4,539,513 4,510,566 Sources of Electric Energy Deliveries (in millions kWh): Total Utility Generation 7,154 8,529 15,150 17,189 Total Utility Net Purchases/(Sales) 1,368 (1,155) 1,109 289 Direct Access and Community Choice Aggregator Purchases 9,835 10,021 20,375 19,595 Total Electric Energy Delivered (1) 17,908 18,004 36,171 36,439 Diablo Canyon Performance: Overall Capacity Factor (including refuelings) 99% 100% 99% 89 % Refueling Outage Period None None None 2/10/19 - 3/18/19 Refueling Outage Duration during the Period (days) None None None 36 (1) Includes other sources/(uses) of electric energy totaling (449) million kWh and 609 million kWh for the three months ended June 30, 2020 and 2019, respectively, and (463) million kWh and (634) million kWh for the six months ended June 30, 2020 and 2019, respectively. Please see the 2019 Annual Report on Form 10-K for additional information about operating statistics. 36

Exhibit E: PG&E Corporation's 2020 and 2021 Earnings Guidance

EPS Guidance	2020 Low		2020 High		2021 Low		2021 High	
Estimated Earnings (Loss) on a GAAP basis	**$**	**(1.05)**	**$**	**(0.99)**	**$**	**0.17**	**$**	**0.29**
Estimated Non-Core Items: (1)								
Bankruptcy and legal costs (2)	~	2.12	~	2.09	~	0.04	~	0.02
Investigation remedies and delayed cost recovery (3)	~	0.24	~	0.24	~	0.04	~	0.04
Amortization of wildfire fund contribution (4)	~	0.23	~	0.23		0.15		0.15
2019 Kincade fire-related costs, net of insurance (5)	~	0.12	~	0.12		—		—
Net securitization inception charge (6)		—		—	~	0.62	~	0.62
2011 GT&S capital audit (7)	~	(0.06)	~	(0.06)	~	(0.07)	~	(0.07)
Estimated EPS on a non-GAAP Core Earnings basis	**$**	**1.60**	**$**	**1.63**	**$**	**0.95**	**$**	**1.05**

All amounts presented in the table above are tax adjusted at PG&E Corporation's statutory tax rate of 27.98% for 2020, except for certain costs that are not tax deductible, as identified in the following footnotes.

(1) "Non-core items" include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods. See Exhibit G: Use of Non-GAAP Financial Measures.

(2) "Bankruptcy and legal costs" consists of exit financing costs including backstop fees and interest on temporary Utility debt, a reduction of the deferred tax asset related to the value of PG&E Corporation's common stock transferred to the Fire Victim Trust, and legal and other costs associated with PG&E Corporation and the Utility's Chapter 11 filing. The Fire Victim Trust is subject to future revaluations. The total offsetting tax impact for the low and high non-core guidance range is $139 million and $130 million, respectively, for 2020 and $31 million and $17 million, respectively, for 2021.

(in millions, pre-tax)	2020 Low guidance range		2020 High guidance range		2021 Low guidance range		2021 High guidance range	
Exit financing	~ $	1,640	~ $	1,640	~ $	35	~ $	35
Fire Victim Trust tax valuation	~	620	~	620		—		—
Legal and other costs		550		500	~	75	~	25
Bankruptcy and legal costs	~ **$**	**2,810**	~ **$**	**2,760**	~ **$**	**110**	~ **$**	**60**

Actual financial results for 2020 and 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

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Exhibit E: PG&E Corporation's 2020 and 2021 Earnings Guidance

(3) "Investigation remedies and delayed cost recovery" includes costs related to the Wildfire OII Decision Different, Paradise restoration and rebuild, and Locate and Mark OII system enhancements. The total offsetting tax impact for the low and high non-core guidance range is $100 million for 2020 and $12 million for 2021.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Wildfire OII disallowance and system enhancements	~ $ 325	~ $ 325	~ $ 40	~ $ 40
Paradise restoration and rebuild	~ 50	~ 50	~ 25	~ 25
Locate and Mark OII system enhancements	~ 25	~ 25	~ 25	~ 25
Investigation remedies and delayed cost recovery	**~ $ 400**	**~ $ 400**	**~ $ 90**	**~ $ 90**

(4) "Amortization of wildfire fund contribution" represents the amortization of wildfire fund contributions related to AB 1054. The total offsetting tax impact for the low and high non-core guidance range is $115 million for 2020 and $130 million for 2021.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Amortization of wildfire fund contribution	~ $ 410	~ $ 410	~ $ 465	~ $ 465

Actual financial results for 2020 and 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.

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Exhibit E: PG&E Corporation's 2020 and 2021 Earnings Guidance

(5) "2019 Kincade fire-related costs, net of insurance" includes estimated third-party claims, Utility clean-up and repair costs, and legal and other costs associated with the 2019 Kincade fire, net of probable insurance recoveries. The total offsetting tax impact for the low and high non-core guidance range is $59 million for 2020.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Third-party claims	~ $ 600	~ $ 600	$ —	$ —
Utility clean-up and repairs	~ 35	~ 35	—	—
Legal and other costs	~ 5	~ 5	—	—
Insurance recoveries	~ (430)	~ (430)	—	—
2019 Kincade fire-related costs, net of insurance	**~ $ 210**	**~ $ 210**	**$ —**	**$ —**

(6) "Net securitization inception charge" represents a charge upon inception of securitization and is the result of an undiscounted regulatory liability associated with the revenue credits funded by the Net Operating Loss (NOL) monetization. This reflects the assumption that the CPUC will authorize the securitization of $7.5 billion of wildfire-related claims by March 31, 2021 that is contemplated to be neutral on average to customers. The total offsetting tax impact for the low and high non-core guidance range is $529 million for 2021.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
Net securitization inception charge	$ —	$ —	~ $ 1,890	~ $ 1,890

(7) "2011 GT&S capital audit" represents the recovery of capital expenditures from 2011 through 2014 above amounts adopted in the 2011 GT&S rate case. 2020 guidance reflects the completion of the CPUC audit, and 2021 guidance is pending CPUC decision. The total offsetting tax impact for the low and high non-core guidance range is $31 million for 2020 and $56 million for 2021.

(in millions, pre-tax)	2020 Low guidance range	2020 High guidance range	2021 Low guidance range	2021 High guidance range
2011 GT&S capital audit	~ $ (110)	~ $ (110)	~ $ (200)	~ $ (200)

Actual financial results for 2020 and 2021 may differ materially from the guidance provided. For a discussion of the factors that may affect future results, see the Forward-Looking Statements.
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® Exhibit F: General Earnings Sensitivities for 2020 and 2021 Pacific Gas & Electric Company Estimated 2020 Non- Variable Description of Change GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/-$23 million Share count +/- 1% change in average shares +/-$0.02 per share Revenue or expense +/- $17 million pre-tax change in at-risk revenue or expense +/-$0.01 per share Estimated 2021 Non- Variable Description of Change GAAP Core Earnings Impact Rate base +/- $100 million change in allowed rate base +/- $5 million Return on Equity (ROE) +/- 0.1% change in allowed ROE +/-$25 million Share count +/- 1% change in average shares +/-$0.01 per share Revenue or expense +/- $31 million pre-tax change in at-risk revenue or expense +/-$0.01 per share These general earnings sensitivities with respect to factors that may affect 2020 and 2021 earnings are forward looking statements that are based on various assumptions. Actual results may differ materially. For a discussion of the factors that may affect future results, see the Forward-Looking Statements. 40

® Exhibit G: Use of Non-GAAP Financial Measures PG&E Corporation and Pacific Gas and Electric Company: Use of Non-GAAP Financial Measures PG&E Corporation discloses historical financial results and provides guidance based on “non-GAAP core earnings” and “non-GAAP core EPS” in order to provide a measure that allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items impacting comparability. Beginning with the quarter and full year periods ended December 31, 2019, PG&E Corporation and the Utility changed the name of their principal non-GAAP earnings metric from "non-GAAP earnings from operations" to "non-GAAP core earnings" in order to align more closely with the terminology used by their industry peers. As a result, PG&E Corporation and the Utility currently refer to adjustments as "non-core items" rather than "items impacting comparability." “Non-GAAP core earnings” is a non-GAAP financial measure and is calculated as income available for common shareholders less items non- core items. “Non-core Items” include items that management does not consider representative of ongoing earnings and affect comparability of financial results between periods, consisting of the items listed in Exhibit A. “Non-GAAP core EPS,” also referred to as “non-GAAP core earnings per share,” is a non-GAAP financial measure and is calculated as non-GAAP core earnings divided by common shares outstanding (diluted). PG&E Corporation and the Utility use non-GAAP core earnings and non-GAAP core EPS to understand and compare operating results across reporting periods for various purposes including internal budgeting and forecasting, short- and long-term operating planning, and employee incentive compensation. PG&E Corporation and the Utility believe that non-GAAP core earnings and non-GAAP core EPS provide additional insight into the underlying trends of the business, allowing for a better comparison against historical results and expectations for future performance. Non-GAAP core earnings and non-GAAP core EPS are not substitutes or alternatives for GAAP measures such as consolidated income available for common shareholders and may not be comparable to similarly titled measures used by other companies. 41